Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact
Chris Lewis
Director, Investor Relations, Corporate Development & Strategy
949-481-0510
clewis@glaukos.com

Media Contact
Cassandra Dump
619-971-1887
cassy@pascalecommunications.com

Glaukos Provides COVID-19 Pandemic Update

San Clemente, CA – March 24, 2020 – Glaukos Corporation (NYSE: GKOS), an ophthalmic medical technology and pharmaceutical company focused on novel therapies for the treatment of glaucoma, corneal disorders and retina diseases,  today provided an update on the actions it is taking in response to the COVID-19 pandemic.

In order to prioritize the health and safety of employees,  healthcare professionals,  patients and its communities, while continuing to support its customers,  Glaukos has acted quickly in recent weeks to implement a number of measures:

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Health and Safety:  In a continuing effort to take steps to protect the health and safety of our workforce and their families and communities, and based on applicable orders and recommendations from federal and local government and health agencies,  all employees, with the exception noted below, have been required to work from home.   The Company has also implemented other measures, such as restricting travel, to protect the health and safety of our customers, their patients and our employees.

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Maintaining Operations:  Consistent with applicable exceptions, Glaukos is maintaining streamlined manufacturing,  assembly and other related processes at this time in order to continue providing products to our customers.  Glaukos  employees involved in such operation-critical processes are organized into a number of small shifts designed to minimize the time any one individual is required to be onsite.  For these employees, we have implemented a number of other recommended best practices to protect the health and safety of our workforce.

“Our hearts go out to anyone affected by the virus and we are especially grateful for the healthcare providers who are selflessly caring for those who are ill. During these challenging times, our first priority is the health and safety of our employees, customers, patients, providers and the communities in which we operate,” said Thomas Burns, Glaukos president and chief executive officer. “While our business may be materially impacted over the short-term as procedures may be temporarily deferred in countries and regions impacted by the COVID-19 outbreak,  we have acted proactively to implement several initiatives to best preserve our near-term and future growth opportunities, support our customers and reduce non-essential discretionary spending.  These initiatives,  paired with our strong current financial position, leave us well-positioned to ultimately provide our essential ophthalmic therapies to customers and their patients who will return for treatment as we move past the peak of this current crisis.  I am confident that the longer-term fundamental prospects of our business remain strong and unchanged as we advance our mission to transform the treatment of chronic eye diseases with novel therapies that provide sustainable solutions to important clinical needs.”

As of December 31, 2019, Glaukos had approximately $183 million in cash and cash equivalents, short-term investments and restricted cash. Additionally, the company does not carry any outstanding debt obligations.

Update on First Quarter and 2020 Guidance

Due to the rapidly evolving environment and continued uncertainties from the impact of COVID-19, Glaukos is withdrawing its previously announced first quarter and annual guidance for 2020, which was issued on February 27, 2020.  At this date, Glaukos cannot predict the specific extent, or duration, of the impact of the COVID-19 outbreak on its financial and operating results. Glaukos plans to provide additional information, to the extent practicable, during its first quarter earnings call in May.

About Glaukos

Glaukos (www.glaukos.com) is an ophthalmic medical technology and pharmaceutical company focused on novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases. The company pioneered Micro-Invasive Glaucoma Surgery, or MIGS, to revolutionize the traditional glaucoma treatment and management paradigm. Glaukos launched the iStent®, its first MIGS device, in the United States in July 2012 and launched its next-generation iStent inject® device in the United States in September 2018. In corneal health, Glaukos’ proprietary suite of single-use, bio-activated pharmaceuticals are designed to strengthen, stabilize and reshape the cornea through a process called corneal collagen cross-linking to treat corneal ectatic disorders and correct refractive conditions.  Glaukos is leveraging its platform technology to build a comprehensive and proprietary portfolio of micro-scale surgical and pharmaceutical therapies in glaucoma, corneal health and retinal disease.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.  Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this press release.  These potential risks and uncertainties include, without limitation, uncertainties regarding the impact of the COVID-19 outbreak on our business or the economy generally; the extent to which our products may obtain regulatory approval and market acceptance; and the continued efficacy and safety profile of our products.  These risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the Securities and Exchange Commission (SEC) on March 2, 2020.

In addition, with respect to COVID-19, we are currently unable to reasonably estimate the specific extent, or duration, of the impact of the COVID-19 outbreak on our financial and operating results.  We are also unable to predict how the outbreak will affect the availability of physicians and/or their treatment prioritizations or the impact of the outbreak on the overall healthcare infrastructure. In addition to an impact on procedure volumes, we are experiencing and may experience other disruptions as a result of the COVID-19 outbreak. For example, enrollment in our clinical trials may be adversely affected.  Other disruptions or potential disruptions include restrictions on the ability of Company personnel to travel and access customers for training and case support; delays in approvals by regulatory bodies; delays in product development efforts; and additional government requirements to “shelter at home” or other incremental mitigation efforts that may further impact our capacity to manufacture, sell and support the use of our products. The total impact of these disruptions could have a material impact on the Company’s financial condition, cash flows and results of operations.

Our filings with the SEC are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov.  In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com.  All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements.  You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof.  We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

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